AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED
PROASSURANCE CORPORATION
DIRECTOR DEFERRED STOCK
COMPENSATION PLAN
The Board of Directors of ProAssurance Corporation ("Company") by resolution adopted on ________, 2019, has adopted the following amendment to the Amended and Restated ProAssurance Corporation Deferred Stock Compensation Plan (the "Plan") in accordance with Section VI. A. of the Plan. Capitalized terms not specifically defined herein shall have the meanings attributed to them in the Plan.
The Plan is hereby amended to allow an Eligible Person to request the Company under certain circumstances to convert/purchase some or all of the shares of Stock held in/distributed from the Eligible Person’s Deferred Compensation Account by adding the following as Section I. to Article V of the Plan:
ARTICLE V
DEFERRED COMPENSATION
I.    Disposition of Stock to the Company. Notwithstanding the provisions of Section V. H. of the Plan, an Eligible Person may request the Board of Directors of the Company or its Compensation Committee either:
(i) to convert some or all of the shares held in the Deferred Compensation Account of the requesting Eligible Person at a time that is not more than __ days prior to such Eligible Person’s termination of service on the Board of Directors of the Company; or
(ii) to purchase some or all of the shares of Stock distributed or to be distributed to the Eligible Person from his or her Deferred Compensation Account at a time that is not more than six (6) months after such Eligible Person’s termination of service on the Board of Directors of the Company.
An Eligible Person shall make his or her request under this Section V.I. (the “Request”) by delivery of written notice to the Secretary of the Company indicating the number of shares of Stock to be converted/purchased pursuant to the Request and the date that the Eligible Person desires the conversion/purchase to be effective (the “Effective Time”); provided that the Eligible Person may not deliver the Request, or designate an Effective Time, at a time during which the Company has imposed a trading blackout imposed on its directors, officers and/or employees nor at time during which the Eligible Person is in possession of material non-public information regarding the business of the Company. The Effective Time shall be a date that is not more than thirty (30) days after the delivery of the Request and if no Effective Time is specified, the Effective Time shall be the date the Request is received by the Company. The conversion/purchase of the shares of Stock subject to the Request shall be the Fair Market Value of a share of Stock at the Effective Time (or the next trading day if the Effective Time is a week-end or holiday). The Request shall be subject to prior approval in the discretion of either the Board of Directors of the Company or the Compensation Committee appointed by the Board of Directors. The Request shall not be approved unless the Board of Directors or the Compensation Committee determines that the Request is in compliance with the terms and conditions of this Section V.I. and the conversion/purchase of the shares of Stock pursuant to the Request is fair to the Company and the stockholders. The Request shall not affect the time of payment of the Deferred Compensation Account under Section V.A. of the Plan. If the approval of the Request is obtained prior to the payment of the Eligible Person’s Deferred Compensation Account, the shares of Stock in the Deferred Compensation Account shall be converted in accordance with the Request and the cash resulting from the conversion shall be paid to the Eligible Person at the time payment is required under Section V. A. of the Plan. If the Request is approved after the shares of Stock subject to the Request have been distributed to the Eligible Person from his or her Deferred Compensation Account, the Company shall purchase the shares of Stock subject to the Request by paying the cash purchase price to the Eligible Person within thirty (30) days after approval. The conversion/purchase of the shares of Stock pursuant to this Section V. I. shall be reported as a disposition of the shares to the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and shall be effected in such manner as will comply with the requirements of the exemption provided by Rule 16b-3(e) promulgated by the Securities and Exchange Commission thereunder. The payment for the conversion/purchase of the shares shall be made in such manner as will comply with Section 409A of the internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
The effective date of this amendment shall be ______, 2019. The terms and conditions of the Plan as amended hereby are hereby ratified and confirmed by the Board of Directors of the Company. The Plan as so amended shall continue to be binding and in full force and effect until further amended or terminated in accordance with the terms of the Plan.